PROMISSORY NOTE

$75,000,000 July 31, 2003

FOR VALUE RECEIVED, the undersigned, PLANTRONICS, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Bank") the principal sum of SEVENTY-FIVE MILLION DOLLARS ($75,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Company pursuant to the Credit Agreement, dated as of July 31, 2003 (as amended, the "Credit Agreement"), between the Company and the Bank on the dates and in the amounts and as otherwise provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

Both principal and interest are payable in lawful money of and from a source within the United States of America and in immediately available funds to the Bank as specified in the Credit Agreement.

The Bank is authorized to endorse the amount and the date on which each Loan is made, the Type of Loan and the maturity date therefor, and to record each payment of principal with respect thereto, on the schedules annexed hereto and made a part hereof, or on continuations thereof which may be attached hereto and shall be made a part hereof; provided that any failure to endorse or record such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this promissory note (as amended, this "Note").

This Note is one of the Notes referred to in, is made pursuant to, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

Advances under this Note, to the total principal sum stated above shall be made by the holder hereof as provided in the Credit Agreement. Any such advance shall be conclusively presumed (absent manifest error) to have been made to or for the benefit of the Company when the Bank believes in good faith that a Borrowing has been requested by a Person authorized by the Company to make such request or when such advance is deposited to the credit of any account of the Company with the Bank, regardless of the fact that Persons other than those authorized to request Borrowings may have authority to draw against such account.

Each capitalized term used and not otherwise defined herein has the meaning ascribed to such term in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF CALIFORNIA, PROVIDED THAT THE BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed by its authorized signatory as of the date first written above.

PLANTRONICS, INC.,

a Delaware corporation

By:

Name:

Title:

By:

Name:

Title: